EXHIBIT 99.3

RUDY NUTRITION

(Formerly AccuPoll Holding Corp.)

Financial Statements

For the three and six months ended December 31, 2007 and December 31, 2006

RUDY NUTRITION
Balance Sheets
December 31, 2007 and June 30, 2007

	December 31,
	2007	June 30,
	(Unaudited)	2007

ASSETS

Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$145,828	$145,828
Accrued expenses	391,178	309,263
Notes payable	1,746,099	1,746,099
Total liabilities	2,283,105	2,201,190

Commitments and contingencies

Convertible Series A redeemable preferred stock; $0.01 par value;
80,000 shares authorized; 13,850 shares issued and
outstanding; preference on liquidation $100 per share	1,385,000	1,385,000

Stockholders' equity (deficit):
Common stock: $0.001 par value; 600,000,000 shares
authorized; 46,000 issued and outstanding at December 31, 2007
and June 30, 2007	46	46
Additional paid-in capital	31,809,496	31,809,496
Accumulated deficit	(35,477,647)	(35,395,732)
Total stockholders' equity (deficit)	(3,668,105)	(3,586,190)
Total liabilities and stockholders' equity (deficit)	$-	$-

See accompanying notes to financial statements

RUDY NUTRITION
Statements of Operations
Three months ended December 31, 2007 and December 31, 2006
(Unaudited)

	2007	2006

Sales and revenues	$-	$-
Costs and expenses
Interest expense	40,958	41,201
	40,958	41,201
Loss from continuing operations before income taxes	(40,958)	(41,201)
Income taxes	-	-
Net loss	$(40,958)	$(41,201)

Net loss per common share, basic and diluted	$(0.89)	$(0.90)

Weighted average common shares outstanding	46,000	46,000

See accompanying notes to financial statements.

RUDY NUTRITION
Statements of Operations
Six months ended December 31, 2007 and December 31, 2006
(Unaudited)

	2007	2006

Sales and revenues	$-	$-
Costs and expenses
Interest expense	81,915	83,774
	81,915	83,774
Loss from continuing operations before income taxes	(81,915)	(83,774)
Income taxes	-	-
Net loss	$(81,915)	$(83,774)

Net loss per common share, basic and diluted	$(1.78)	$(1.82)

Weighted average common shares outstanding	46,000	46,000

See accompanying notes to financial statements.

RUDY NUTRITION
Statements of Cash Flows
Six months ended December 31, 2007 and December 31, 2006
(Unaudited)
	2007	2006
Operating activities
Net loss	$(81,915)	$(83,774)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	-	1,372
Accrued expenses	81,915	82,402
Net cash used in operating activities	-	-

Investing activities
Net cash used in investing activities	-	-
Net cash used in investing activities	-	-

Financing activities
Net cash provided by financing activities	-	-
Net cash provided by financing activities	-	-
Net increase in cash and cash equivalents	-	-
Cash and cash equivalents, beginning of period	-	-
Cash and cash equivalents, end of period	$-	$-

Supplemental cash flow information
Cash paid for interest and income taxes:
Interest	$-	$-
Income taxes	-	-
Non-cash investing and financing activities:

See accompanying notes to financial statements.

RUDY NUTRITION
Notes to Financial Statements

NOTE 1:    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and business operations
The financial statements include the accounts of Rudy Nutrition (“Nutrition”) (formerly AccuPoll Holding Corp.).  Nutrition operated through its two wholly owned subsidiaries, AccuPoll, Inc. and Z-Prompt, Inc. until they each filed a voluntary bankruptcy case under Chapter 7 of the United States Bankruptcy Code.  The AccuPoll, Inc. petition was filed in the United States Bankruptcy Court in the Central District of California, case number 06-10164 on February 21, 2006.  The Z-Prompt, Inc. petition was filed in the same court, case number 06-10170 on February 22, 2006.

AccuPoll, Inc. was engaged in the design and development of a voting system with an intuitive touch-screen interface that provided a polling place electronic voting solution primarily to states and counties in the United States.

Z-Prompt, Inc. had a nationwide network of computer hardware technicians who could assist with maintenance of the AccuPoll, Inc. equipment.

Subsequent to its two subsidiaries filing voluntary bankruptcy cases under Chapter 7 of the United States Bankruptcy Code, Nutrition had no operations and temporarily ceased filing with the Securities and Exchange Commission.

On January 21, 2008, the Board of Directors of the Company approved a one for 9,000 share reverse split of the Company’s common stock.  After the reverse split, there were 46,000 shares of the Company’s common stock outstanding.  Accordingly, all share transactions and disclosures have been restated as if the reverse stock split occurred before all periods presented.

Effective February 11, 2008, Nutrition and the shareholders of Rudy Beverage, Inc. (“Rudy”), a Nevada corporation, made and entered into a stock for stock exchange agreement.  The shareholders of Rudy exchanged all of the issued and outstanding shares of Rudy, for 35,000,000 shares of Nutrition.  Completion of the exchange agreement resulted in the Rudy shareholders having control of Nutrition.  Accordingly, the transaction will be recorded for accounting purposes as the acquisition of Rudy by Nutrition with Rudy as the acquirer (reverse acquisition).

The financial statements included in this report have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange commission for interim reporting and include all adjustments (consisting only of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation.  These financial statements have not been audited.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations for interim reporting.  The Company believes that the disclosures contained herein are adequate to make the information presented not misleading.  However, these financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report for the years ended June 30, 2007 and 2006, which is included elsewhere in this 8-K filing.  The financial data for the interim periods presented may not necessarily reflect the results to be anticipated for the complete year.

Cash and cash equivalents
The Company considers all cash on hand; cash in banks and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.  At times cash and cash equivalent balances at a limited number of banks and financial institutions may exceed insurable amounts.  The Company believes it mitigates its risks by depositing cash or investing in cash equivalents in major financial institutions.

Deferred income taxes
Deferred income taxes are provided for temporary differences between financial and tax reporting in accordance with the liability method under the provisions of SFAS No. 109, “Accounting for Income Taxes.” A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless management believes it is more likely than not that such asset will be realized.

Earnings (loss) per common share
Earnings (loss) per common share are calculated under the provisions of SFAS No. 128, “Earnings per Share” (“SFAS No. 128”), which established new standards for computing and presenting earnings per share. SFAS No. 128 requires the Company to report both basic earnings per share, which is based on the weighted-average number of common shares outstanding, and diluted earnings per share, which is based on the weighted-average number of common shares outstanding plus all potential dilutive shares outstanding.  At December 31, 2007 and 2006 there are no potentially dilutive common stock equivalents.  Accordingly, basic and diluted earnings (loss) per share are the same for the periods presented.

Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments
Financial instruments consist of accounts payable, accrued expenses and short-term borrowings. The carrying amount of these financial instruments approximates fair value due to their short-term nature or the current rates at which the Company could borrow funds with similar remaining maturities.

Contingencies
Certain conditions may exist as of the date financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur.  Company management and its legal counsel assess such contingencies related to legal proceeding that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.  If the assessment of a contingency indicates that it is probably that a liability has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or if probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable would be disclosed.

Recent accounting pronouncements
There are several new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”) which are not yet effective.  Each of these pronouncements, as applicable, has been or will be adopted by the Company.  Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company’s financial position or operating results.

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an Interpretation of SFAS No. 109, Accounting for Income Taxes” (“FIN 48”) to create a single model to address accounting for uncertainty in tax positions.  FIN 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized.  FIN 48 also provides guidance on derecognizing measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.  FIN 48 is effective for fiscal years beginning after December 15, 2006, which for us would be our fiscal year beginning July 1, 2008.    We are currently evaluating the impact of adopting FIN 48 and do not expect the adoption of FIN 48 will have a material impact on our financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measures”.  This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements.  SFAS No. 157 does not require any new fair value measurements.  However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice.  SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, which for us would be our fiscal year beginning July 1, 2008.  The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.”  This statement permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value.  SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, which for the Company would be its fiscal year beginning July 1, 2008.  The Company is currently evaluating the impact of SFAS No. 159, but does not expect that it will have a material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for the noncontrolling interests in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is effective on July 1, 2009 for the Company. The Company is currently evaluating the impact of adopting SFAS 160.

Stock option plans
Until June 30, 2005, the Company accounted for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees" and complied with the disclosure provisions of SFAS No.123, "Accounting for Stock-Based Compensation."  Under APB No. 25, employee compensation cost was recognized over the vesting period based on the excess, if any, on the date of grant of the fair value of the Company's shares over the employee's exercise price. When the exercise price of the employee share options was less than the fair value price of the underlying shares on the grant date, deferred stock compensation was recognized and amortized to expense in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 44 over the vesting period of the individual options.  Accordingly, if the exercise price of the Company's employee options equaled or exceeded the market price of the underlying shares on the date of grant, no compensation expense was recognized. Options or shares awards issued to non-employees are valued using the fair value method and expensed over the period services are provided.

In December 2004, the FASB issued SFAS 123(R), “Share-Based Payment,” which requires that the compensation cost relating to share-based payment transactions (including the cost of all employee stock options) be recognized in the financial statements.  That cost will be measured based on the estimated fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.  SFAS 123(R) replaces SFAS 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.”  As originally issued, SFAS 123 established as preferable a fair-value-based method of accounting for share-based payment transactions with employees.  However, that pronouncement permitted entities to continue applying the intrinsic-value model of APB Opinion 25, provided that the financial statements disclosed the pro forma net income or loss based on the preferable fair-value method.  This statement is effective as of the first reporting period that begins after December 15, 2005.  Accordingly, the Company adopted SFAS 123(R) on January 1, 2006.  Thus, the Company’s financial statements will reflect an expense for (a) all share-based compensation arrangements granted on or after January 1, 2006 and for any such arrangements that are modified, cancelled, or repurchased after that date, and (b) the portion of previous share-based awards for which the requisite service has not been rendered as of that date, based on the grant-date estimated fair value. The Company had no unvested options outstanding on January 1, 2006, and there have been no options granted since January 1, 2006.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models may not necessarily provide a reliable single measure of the fair value of the Company’s options.

Redeemable preferred stock
Preferred stock which has one of the following characteristics (1) redeemable at a fixed or determinable price on a fixed or determinable date or dates, (2) redeemable at the option of the holder, or (3) with conditions for redemption which are not solely within the Company’s control, is reported outside of stockholders’ equity (deficit), regardless of how remote the redemption event may be, pursuant to SEC interpretation.

Fiscal years
The Company’s fiscal year ends on June 30 of each year.  The fiscal year ended June 30, 2008 is referred to herein as 2008 and the fiscal year ended June 30, 2007 is referred to herein as 2007.

NOTE 2:    BANKRUPTCY OF SUBSIDIARIES

On January 27, 2006, the Board of Directors of the Company’s wholly owned subsidiary, AccuPoll, Inc. resolved that it was in the best interests of AccuPoll, Inc. to file a voluntary petition in the United States Bankruptcy Court pursuant to Chapter 7 of Title 11 of the United States Code.  The petition was filed on February 21, 2006 in the United States Bankruptcy Court in the Central District of California, case number 06-10164.

In June 2005, with support of the Board of Directors, management of the Company decided to wind down the activities of Z-Prompt, Inc. and to close this subsidiary during the first quarter of fiscal 2006.  Employees and customers were notified in June 2005 and customer contracts were terminated, without penalty.  Z-Prompt, Inc. subsequently filed a voluntary petition in the United States Bankruptcy Court pursuant to Chapter 7 of Title 11 of the United States Code.  The petition was filed on February 22, 2006 in the United States Bankruptcy Court in the Central District of California, case number 06-10170.

All activity relating to the bankruptcies was completed before June 30, 2006.

NOTE 3:    CONVERTIBLE NOTES PAYABLE

At December 31, 2007 and June 30, 2007 convertible notes payable to the former officers and directors of the Company amounted to $1,746,099.  The convertible notes payable are accruing interest at 8% to 10% per annum, are due on demand and are convertible into the Company’s common stock.  Accrued interest in the amount of $391,178 and $309,263 on the notes is included in accrued expenses on the balance sheets at December 31, 2007 and June 30, 2007, respectively.

On February 12, 2008, the Company converted notes payable in the principal amount of $114,384 into 28,500,000 shares of its common stock.

NOTE 4:    INCOME TAXES

Income tax expense, all current, for the six months ended December 31, 2007 and 2006 differed from the amounts computed by applying the U.S. Federal income tax rate of 34% to the loss before income taxes as a result of the following:

	2007	2006

“Normally expected” income tax (benefit)	$(27,900)	$(28,500)
State and local income taxes, net of federal benefit	(4,800)	(4,900)
Valuation allowance	32,700	33,400
Actual income tax expense	$-	$-

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 1007 and June 30, 2007 are as follows:

	December 31,	June 30,
	2007	2007

Net operating loss carryforward	$8,541,500	$8,508,800
Stock-based compensation	1,327,000	1,327,000
Start-up costs	1,142,000	1,142,000
Loss on investments	480,000	480,000
Capitalized research and development	70,000	70,000
Other	139,000	139,000
	11,699,500	11,666,800
Valuation allowance	(11,699,500)	(11,666,800)
Net deferred tax asset	$-	$-

As of December 31, 2007, the Company had tax net operating loss carryforwards of approximately $21.0 million and $22.5 million to offset future taxable income for Federal and State purposes, respectively.  The carryforwards expire in varying amounts through 2027.

Due to the change in ownership provisions of Internal Revenue Code Section 382, net operating loss carryforwards for Federal and State income tax reporting purposes are subject to annual limitation.  As a result of the change in control in February 2008, net operating loss carryforwards will be limited as to their use in future years.

NOTE 5:    MEZZANINE SECURITIES

PREFERRED STOCK - 2005 Series A

In June 2005, the Company filed a certificate of designation with respect to 30,000 shares of a single Series A, non-voting preferred stock ("2005 Series A"). Preferred shareholders have preference to common shareholders in the event of liquidation of the Company such that for each share of Preferred Stock, the preferred shareholder is entitled to an amount equal to the Stated Value, as defined, per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon before any distribution or payment shall be made to the holders of any Junior Securities, as defined. Each share of 2005 Series A preferred stock has a Stated Value of $100.  Nine Series A shares are convertible into one of the Company's common shares, as adjusted, at the option of the preferred shareholder. Upon the occurrence of certain events defined in the certificate of designation, shareholders may at their option redeem their preferred stock for cash or common shares for an amount no less than 120% of the Stated Value.

In June 2005, subsequent to the filing of the preferred stock certificate of designation, the Company sold 3,100 units, each unit comprised of one share of 2005 Series A preferred stock, a warrant to purchase 1/9 share of the Company's common stock at $900 per share, and a warrant to purchase 1/9 share of the Company's common stock at $1,125 per share. The warrants are exercisable upon grant and expire three years from the date of grant. The Company recorded the relative fair value of the warrants as an imputed dividend in the amount of $110,000.  During the six months ended December 31, 2005, the Company sold an additional 10,750 shares of Series A preferred stock under the same terms.

NOTE 6:    STOCKHOLDER’S EQUITY

COMMON STOCK

On January 21, 2008, the Board of Directors of the Company approved a one for 9,000 share reverse split of the Company’s common stock.  After the reverse split, there were 46,000 shares of the Company’s common stock outstanding.  Accordingly, all share transactions and disclosures have been restated as if the reverse stock split occurred before all periods presented.

There were no common stock transactions during the six months ended December 31, 2007.

WARRANTS

In prior years, the Company issued warrants pursuant to various consulting agreements and in connection with financing arrangements.

A summary of changes in warrants through December 31, 2007, is as follows:

	Number of	Weighted Average
	Warrants	Exercise Price

Balance, June 30, 2005	11,567	$1,980
Warrants granted	287	1,325
Warrants exercised	-	-
Warrants cancelled/expired	(1,537)	2,780
Balance, June 30, 2006	10,317	1,875
Warrants granted	-	-
Warrants exercised	-	-
Warrants cancelled/expired	(768)	1,406
Balance, June 30 2007	9,549	1,913
Warrants granted	-	-
Warrants exercised	-	-
Warrants cancelled/expired	-	-
Balance, December 31, 2007	9,549	1,913

The following table summarizes information related to warrants outstanding at December 31, 2007, all of which are exercisable:

		Remaining	Weighted
		Contractual	Average
Exercise Price	Number	Life	Exercise Price

$2.70 - $900	2,899	1.19	$817
$1,080 - $1,800	4,629	1.54	1,208
$2,160 - $5,400	1,829	1.62	4,518
$6,750 - $13,860	192	1.30	9,061

The significant assumptions used to calculate the estimated fair value information utilizing the Black-Scholes pricing model for the year ended June 30, 2006 were:  Discount rate - 3.5%; Volatility - 225%; Expected life in years – 3; and Expected dividend yield – 0.  No warrants have been issued since June 30, 2006.

STOCK OPTIONS

In October 2004, the Company adopted The AccuPoll Holding Corp. 2004 Incentive Stock Plan (the 2004 ISP). As of September 22, 2005, no options had been granted under the 2004 ISP and it had not been put to vote by the Company's shareholders. On September 22, 2005, the Company's Board of Directors approved the termination of the 2004 ISP.

On September 22, 2005, the Company's Board of Directors approved the adoption of The AccuPoll Holding Corp. 2005 Incentive Stock Plan (2005 ISP), reserved 6,667 shares of common stock for issuance under this plan, and authorized the issuance of options to purchase 5,727 shares of the Company's common stock to qualified grantees, The 2005 ISP allows the Company to issue either stock awards or restricted stock purchase offers (or options to purchase stock), as defined, to directors, officers, employees and consultants of the Company. The exercise price of options shall be no less than 100% (110% for grantees owning more than 10% of the Company's common stock, as defined) of the fair market value on the date of grant. Options shall vest no less than 20% per year and no sooner than one year from the date of grant unless approved by the Board of Directors and shall expire no later than ten years from the date of grant. Unvested options shall terminate upon cessation of the grantee's status as a director, officer, employee or consultant to the Company.  The 2005 ISP was not approved by the Company’s shareholders; accordingly, the Plan has terminated.  All options granted in September 2005 have been cancelled.

A summary of changes in stock options through December 31, 2007, is as follows:

	Number of	Weighted Average
	Stock Options	Exercise Price

Balance, June 30, 2005	1,387	$5,670
Options granted	5,727
Options exercised	-
Options cancelled/expired	(5,727)
Balance, June 30, 2006	1,387	$5,670
Options granted	-
Options exercised	-
Options cancelled/expired	-
Balance, June 30, 2007	1,387	$5,670
Options granted	-
Options exercised	-
Options cancelled/expired	-
Balance, December 31, 2007	1,387	$5,670

The following table summarizes information related to options at December 31, 2007, all of which are exercisable:

		Weighted Average
		Remaining	Exercise
Exercise Price	Number	Contractual Life	Price

$2,790	720	4.42	$2,790
8,190	600	5.12	8,190
13,860	67	4.94	13,860

Totals	1,387	4.75	$5,657

NOTE 7:                      COMMITMENTS AND CONTINGENCIES

The Company was inactive from February 2006 through February 2008 when it acquired Rudy.  While it is the Company’s position that all liabilities of its subsidiaries were discharged in the bankruptcy filings, it is possible that come claims may arise from prior periods which current management is unaware.

The Company currently maintains its office at no cost in the office of Rudy.

NOTE 8:                      GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  The Company was inactive between February 2006 and February 2008 with no operations.  In February 2008, the Company acquired Rudy.  Rudy needs working capital and has not developed its business sufficiently to provide adequate cash flow to support its overhead and complete its business plan.

The Company plans to raise capital through private placements of its common stock.

Prior to the acquisition of Rudy, the Company had no assets and at December 31, 2007, had total liabilities of $2,283,105, redeemable preferred stock of $1,385,000 and a deficit in stockholders equity of $3,668,105.  The Company had an accumulated deficit of $35,477,647 from its previous operations.  There can be no assurance that loans from shareholders, the planned sales of common or preferred stock or the anticipated operations of Rudy will provide sufficient funding to develop the Company’s business plan.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that may result from the outcome of these uncertainties.

NOTE 9:                      SUBSEQUENT EVENTS

On January 21, 2008, the Board of Directors of the Company approved a one for 9,000 share reverse split of the Company’s common stock.  After the reverse split, there were 46,000 shares of the Company’s common stock outstanding.

Effective February 11, 2008, Nutrition and the shareholders of Rudy Beverage, Inc. (“Rudy”), a Nevada corporation, made and entered into a stock for stock exchange agreement.  The shareholders of Rudy exchanged all of their outstanding common shares for 35,000,000 shares of Nutrition.  Completion of the exchange agreement resulted in the Rudy shareholders having control of Nutrition.  Accordingly, the transaction will be recorded for accounting purposes as the acquisition of Rudy by Nutrition with Rudy as the acquirer (reverse acquisition).

On February 12, 2008, the Company converted notes payable in the principal amount of $114,384 into 28,500,000 shares of its common stock.